EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


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                                                                            Exhibit 21

                         THE LOUISIANA LAND AND EXPLORATION COMPANY
                                      AND SUBSIDIARIES

                               Subsidiaries of the Registrant
                                      December 31, 1996

                                                   % Ownership       Jurisdiction
                                                   by Immediate           of
                                                      Parent         Incorporation
_______________________________________________________________________________________
The Louisiana Land and Exploration Company               -             Maryland
  LL&E Algeria, Ltd.                                   100             Bermuda
  LL&E Australia (Offshore) Pty., Ltd.                 100             New South Wales
  LL&E (Australia) Pty., Ltd.                          100             New South Wales
  LL&E Canada Holdings, Inc.                           100             Delaware
  LL&E Colombia, Inc.                                  100             Delaware
  LL&E Erave Pty., Ltd.                                100             Papua New Guinea
  LL&E (Europe-Africa-Middle East) Inc.                100             Delaware
  LL&E Gas Marketing, Inc.                             100             Delaware
  LL&E Gippsland Pty., Ltd.                            100             New South Wales
  LL&E, Inc.                                           100             Delaware
  LL&E Indonesia, Ltd.                                 100             British Virgin Islands
  LL&E International, Inc.                             100             Delaware
  LL&E Mining, Inc.                                    100             Delaware
  LL&E Mining, L.L.C.                                  100             Louisiana
  LL&E (Netherlands) Inc.                              100             Delaware
    MaraLou Netherlands Partnership*                    50             Texas
      CLAM Petroleum Company                           100             Delaware
  LL&E Netherlands North Sea, Ltd.                     100             Canada
  LL&E Netherlands Petroleum Company                   100             Delaware
  LL&E Overseas Petroleum, Ltd.                        100             Delaware
  LL&E Petroleum Resources International, Inc.         100             Delaware
  LL&E Pipeline Corporation                            100             Delaware
  LL&E PNG Pty., Ltd.                                  100             Papua New Guinea
  LL&E Properties, Inc.                                100             Texas
    Westport Utilities Systems Co., Inc.               100             Louisiana
  LL&E Sepik Pty., Ltd.                                100             Papua New Guinea
  LL&E Timor Sea Pty., Ltd.                            100             New South Wales
  LL&E Tunisia, Ltd.                                   100             Bermuda
  LL&E (U.K.) Inc.                                     100             Delaware
  LL&E Venezuela, Ltd.                                 100             Bermuda
    Administradora General Delta Centro, S.A.           22.75          Venezuela
  LL&E Yemen, Ltd.                                     100             Bermuda
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                                                                            Exhibit 21
                                                                           (Continued)

                         THE LOUISIANA LAND AND EXPLORATION COMPANY
                                      AND SUBSIDIARIES

                               Subsidiaries of the Registrant
                                      December 31, 1996

                                                     % Ownership       Jurisdiction
                                                     by Immediate           of
                                                        Parent         Incorporation
_______________________________________________________________________________________
    Delta Centro Operating Company, Ltd.                 100             Bermuda
    Evangeline Gas Corp.                                  45             Delaware
    Inexco Oil Company                                   100             Delaware
      Wilson Brothers Drilling Company                   100             Delaware
        LL&E Petroleum Resources Marketing, L.P.         100             Louisiana
    LLOXY Holdings, Inc.                                 100             Maryland
    Westland Royalty Company                             100             Colorado
    White Pine Leasing, Inc.                             100             Delaware

*   Unconsolidated affiliate accounted for under the equity method.

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